            Consent of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
Oppenheimer Tremont Market Neutral Fund, LLC

We consent to the use of our report dated May 24, 2007 for the  Oppenheimer  Tremont Market Neutral Fund, LLC and to the
references to our firm under the headings  "Financial  Highlights" and "Independent  Registered  Public  Accounting Firm
and Legal Counsel" in the registration statement on Form N-2.

/s/ KPMG LLP
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KPMG LLP

New York, New York
July 24, 2007